Exhibit 10.46

ESCROW DEPOSIT AGREEMENT

Dated as of                     , 2009

by and between

(Name of Project LLC)

and

CareView Communications, Inc. (“CareView”)

and

Bank of Texas, N.A.

as Escrow Bank

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of                     , 2009 by and between CareView Communications, Inc., a Nevada corporation (“CareView”),                      [insert name of Project LLC here], a Wisconsin limited liability company (the “LLC” “) and Bank of Texas, N.A. a national banking association organized and existing under the laws of the United States of America, acting as escrow agent hereunder (the “Escrow Bank”);

WHEREAS, the LLC was formed to constitute a joint venture between CareView and Rockwell Holdings I, LLC (“Rockwell”), and the LLC will assume and fulfill CareView’s obligations under a contract (the “Hospital Contract”) between CareView’s wholly owned subsidiary, CareView Comuniciations, Inc., a Texas corporation, and                      [insert name of hospital here] (the “Hospital”) providing for the installation and operation of the CareView System™ at the Hospital; and

WHEREAS, CareView and the LLC desire to have payments by the Hospital under the Hospital Contract be made into an escrow account (the “Escrow Account”) at the Escrow Bank; and

WHEREAS, CareView and the LLC desire for the Escrow Bank to fund any and all deposits in the Escrow Account into a separate account at the Escrow Bank in the name of the LLC as soon as all funds are collected; and

WHEREAS, CareView and the LLC desire to jointly control the Escrow Account;

NOW, THEREFORE, in consideration of the above premises and of the mutual promises and covenants herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

SECTION 1. Establishment of Escrow Account. There is hereby created an Escrow Account to be held by Escrow Bank, separate and apart from any funds or amounts of the Escrow Bank or CareView and the LLC (the “Escrow Account”).

SECTION 2. Deposit into Escrow Account. The Escrow Bank will establish an Escrow Account into which all fees received from the Hospital pursuant to the Hospital Contract will be deposited. The account will be in the form of an escrow account and the Escrow Bank will have total and complete control over the Escrow Account, subject to the terms of this Agreement.

Notwithstanding anything in this Agreement to the contrary, Escrow Bank may charge the Escrow Account to the extent permitted by this Agreement or applicable law, for: (i) the face amount of a check, draft, money order, instrument, wire transfer of funds, automated clearing house entry, credit from a merchant card transaction, other electronic transfer of funds or other item (A) deposited in or credited to the Escrow Account, whether before or after the date of this Agreement, and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or for any other reason and without regard to the timeliness of the return or adjustment or the occurrence or timeliness of any other person’s notice of nonpayment or adjustment, or (B) deposited in or credited to the Escrow Account, whether before or after the date of this Agreement, which is subject to a claim against Escrow Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, clearing house rules, the UCC or other applicable law; (ii) normal service charges or fees payable to Escrow Bank in connection with the Escrow Account or any depository services related to the Escrow Account; and (iii) any adjustments or corrections of any posting or encoding errors as to the Escrow Account.

If any action is brought by a party to enforce this Agreement, the non-prevailing party shall pay to the prevailing party its reasonable out-of-pocket legal fees and expenses incurred in such action provided that such action, is finally adjudicated by a court of competent jurisdiction.

Except for the above mentioned fees and charges and deductions for returned items, Escrow Bank shall have no rights in the Escrow Account or any of the funds therein. To the extent that Escrow Bank may have ever had any such rights, Escrow Bank hereby expressly agrees to subordinate all such rights.

SECTION 3. Instructions as to Application of Deposit. Escrow Bank will deposit any and all collected funds in the Escrow Account into a separate account at the Escrow Bank in the name of the LLC as soon as the funds are collected, until and unless Escrow Bank is otherwise directed in a writing mutually executed by CareView and the LLC.

If the balances in the Escrow Account are not sufficient to compensate Escrow Bank for any returned item, LLC and CareView agree to immediately pay Escrow Bank on demand the amount due Escrow Bank. The failure to so pay Escrow Bank shall constitute a breach of this Agreement.

SECTION 4. Termination of Agreement. This Agreement will terminate when the Escrow Bank has received notice in a writing mutually executed by CareView and the LLC that either (a) CareView and the LLC have agreed to terminate this Agreement; (b) the LLC has been dissolved; or (c) the Hospital Contract has terminated without extension or renewal. This Agreement will also terminate when the Escrow Bank has received written notice from Rockwell that CareView is in breach of any of CareView’s obligations (a) to the LLC pursuant to the LLC’s operating agreement or (b) to Rockwell under that certain Master Investment Agreement between CareView and Rockwell dated November 16, 2009. Any payments with respect to the Hospital Contract received from or on behalf of the Hospital by the Escrow Bank after a termination of this Agreement shall be the property of the LLC and shall be endorsed over to and deposited directly into a separate account at the Escrow Bank in the name of the LLC, if such account exists, or otherwise shall be collected by the Escrow Bank in trust for the LLC and then delivered to the LLC. Any payments with respect to the Hospital Contract received from or on behalf of the Hospital by the Escrow Bank prior to a termination of this Agreement shall continue to be held, administered, deposited and disbursed pursuant to the terms of this Agreement, which shall survive any termination of this Agreement with respect to payments received by the Escrow Bank prior to such termination.

SECTION 5. Compensation to Escrow Bank. The LLC shall pay the Escrow Bank full compensation for its duties under this Agreement, including out-of-pocket costs such as publication costs, prepayment expenses, legal fees and other costs and expenses relating hereto.

SECTION 6. Immunities and Liabilities of Escrow Bank.

(i) The Escrow Bank undertakes to perform only such duties as are expressly and specifically set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Bank.

(ii) The Escrow Bank shall not have any liability hereunder except to the extent of its own gross negligence or willful misconduct. In no event will Bank be liable for any special, indirect, exemplary, punitive or consequential damages, including but not limited to lost profits. Escrow Bank’s maximum liability herein shall be limited with respect to any direct loss of funds from the Escrow Account to the amount of the loss and with respect to any other damages to the amount of fees that it has earned during the term of this Agreement.

(iii) The Escrow Bank may consult with counsel of its own choice and the opinion of such counsel shall be full and complete authorization to take or suffer in good faith any action in accordance with such opinion of counsel.

(iv) The Escrow Bank shall not be responsible for any of the recitals or representations contained herein.

(v) The Escrow Bank shall not be liable for any action or omission of CareView and the LLC under this Agreement.

(vi) The Escrow Bank may conclusively rely, as to the truth and accuracy of the statements and correctness of the opinions and the calculations provided, and shall be protected and indemnified, in acting, or refraining from acting, upon any written notice, instruction, request, certificate, document or opinion furnished to the Escrow Bank signed or presented by the proper party, and it need not investigate any fact or matter stated in such notice, instruction, request, certificate or opinion.

(vii) The Escrow Bank, upon 30 day notice, may resign by giving written notice to CareView and the LLC of such resignation. CareView and the LLC shall promptly appoint a successor Escrow Bank by the resignation date. Resignation of the Escrow Bank will be effective upon acceptance of appointment by a successor Escrow Bank (“Successor Escrow Bank”). If CareView and the LLC do not promptly appoint a Successor Escrow Bank, Escrow Bank may request, through court, or other action, appointment of a Successor Escrow Bank. However, Escrow Bank shall serve until such court appointment of this agreement by Successor Escrow Bank is finalized.

(viii) CareView and the LLC covenant to indemnify, release and hold harmless the Escrow Bank and its officers, directors, agents and employees against any loss, liability or expense, of any kind or nature including legal fees, in connection with the performance of any of its duties hereunder, except the Escrow Bank shall not be indemnified against any loss, liability or expense resulting from its gross negligence or willful misconduct. This subparagraph shall survive the termination of this Agreement.

(ix) Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Escrow Bank and LLC, or CareView.

SECTION 7. Amendment. This Agreement may be amended by the parties hereto (a) to cure, correct or supplement any ambiguous or defective provision contained herein or (b) to deposit additional monies for the purposes of this Agreement.

SECTION 8. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 10. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 11. Notice. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address and designated department set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon actual delivery to the department designated by such party.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers all as of the date first above written.

(NAME OF PROJECT LLC)

By:

c/o CareView Communications Inc. Attention: Samuel Greco, CEO 405 Highway 121, Suite B-240 Lewisville, TX 75067

CAREVIEW COMMUNICATIONS, INC.

By:
Its:

Attention: Samuel Greco, CEO 405 Highway 121, Suite B-240 Lewisville, TX 75067

BANK OF TEXAS, N.A.

By:
Its:

4217 Swiss Avenue Dallas, Texas 75204

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